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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements
No. 33-87314, 33-53298, 33-48766, 33-71964 and 333-12139 of Cayenne Software,
Inc. on Form S-8 and Registration Statements No. 33-99956, 33-89940, 333-33917, 333-36533 and 333-24627 of Cayenne Software, Inc. on Form S-3 of our report dated February 2, 1996 (relating to the consolidated financial statements of Cadre Technologies Inc. and subsidiaries not presented separately herein), appearing in the Annual Report on Form 10-K of Cayenne Software, Inc. for the year ended December 31, 1997.



Deloitte & Touche LLP
Boston, MA

March 31, 1998